Exhibit 3.12

      State of Delaware
     Secretary of State
  Division or Corporations
Delivered 04:58 PM 11/18/2009
  FILED 03:41 PM 11/18/2009
SRV 091029167 - 4701053 FILE

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                              MASONRY SUPPLY CORP.

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is MASONRY SUPPLY CORP.

     2 The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

     FIRST: The name of the corporation (hereinafter called the "corporation") is IMPERIA MASONRY SUPPLY CORP.

     3. The amendment of the certificate of incorporation herein has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Signed on: November 18, 2009

                                          /s/ JOSEPH INGRASSIA
                                          ------------------------------
                                          JOSEPH INGRASSIA
                                          President

      State of Delaware
     Secretary of State
  Division or Corporations
Delivered 12:37 PM 06/22/2009
  FILED 11:46 AM 06/22/2009
SRV 090635371 - 4701053 FILE

                          CERTIFICATE OF INCORPORATION

     FIRST: The name of this corporation shall be MASONRY SUPPLY CORP.

     SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is The Company Corporation.

     THIRD: The purpose or purposes of the corporation shall be:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock, which this corporation is authorized to issue, is Fifteen Hundred (1,500) shares of common stock with a par value of $0.001.

     FIFTH: The name and address of the incorporator is as follows:

                            The Company Corporation
                            2711 Centerville Road
                            Suite 400
                            Wilmington, Delaware 19808

     SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 22nd day of June, 2009.

                                      The Company Corporation, Incorporator


                                        By: /s/ Katrina Smith
                                           --------------------------------
                                        Name: Katrina Smith
                                              Assistant Secretary